Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163206
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 30, 2009)
Warrants for the Purchase of up to 4,000,000 Shares of Common Stock
Up to 4,000,000 Shares of Common Stock Underlying the Warrants
     We are offering to Cappello Capital Corp. (“Cappello”) warrants to purchase up to 4,000,000 shares of our common stock. Two million of these warrants are being issued to Cappello in connection with the services it provided to us as placement agent in connection with our completed best efforts public offering and as our financial adviser in connection with our completed rights offering (collectively, the “Offerings”). We also may issue up to an additional two million warrants to Cappello in the event we consummate a private placement of our common stock to Woori Finance Holdings Co. Ltd. (“Woori”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) we entered into with Woori on May 25, 2010. In addition to the warrants, we are also offering the shares of common stock underlying the warrants.
     We will issue warrants to purchase two million shares of our common stock to Cappello for its services performed in connection with the Offerings immediately following the filing of this prospectus supplement. We will issue warrants to purchase up to an additional two million shares of our common stock in the event and at the time we consummate the private placement to Woori. See “Plan of Distribution” beginning on page S-25 of this Prospectus Supplement for more information regarding these arrangements.
     Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “HAFC.” On October 13, 2010, the closing sale price for our common stock was $1.27 per share. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.
     Investment in our warrants and common stock is speculative and involves a high degree of risk. You could lose your entire investment. You should carefully consider all of the information set forth in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference” for further information about the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

			Maximum Offering
	Per Warrant	Per Share of Common Stock	Amount
Offering Price	$—	$1.20	$4,800,000
Proceeds, before expenses, to us(1)	$—	$1.20	$4,800,000

(1)	The warrants may also be exercised utilizing a cashless exercise provision, in which case we will not receive any cash proceeds from the exercise of the warrants. See “Description of Securities — Warrants” beginning on page S-23.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     These securities are not deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other state, federal or foreign governmental agency or fund.
     This prospectus supplement and accompanying prospectus is not an offer to sell the securities described herein and it is not soliciting an offer to buy such securities in any state or jurisdiction where the offer or sale is not permitted.
The date of this Prospectus Supplement is October 14, 2010.

Prospectus Supplement
About this Prospectus Supplement	S-ii
Cautionary Note Regarding Forward-Looking Statements	S-iii
Prospectus Supplement Summary	S-1
The Offering	S-5
Risk Factors	S-6
Use of Proceeds	S-20
Determination of Offering Price	S-20
Dividend Policy	S-20
Description of Securities	S-21
Plan of Distribution	S-25
Legal Matters	S-26
Information Incorporated by Reference	S-26
Where You Can Find More Information	S-27

Prospectus
About this Prospectus	1
Incorporation of Certain Information by Reference	2
Where You Can Find More Information	2
Forward-Looking and Cautionary Statements	3
Hanmi Financial Corporation	4
Risk Factors	6
Use of Proceeds	6
Ratios of Earnings to Fixed Charges	6
Description of Capital Stock	7
Description of Securities We May Offer	10
Plan of Distribution	17
Legal Matters	19
Experts	19

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Under the shelf registration process, we may sell any combination of common stock, preferred stock, debt securities, rights, warrants or units in one or more offerings from time to time. This prospectus supplement describes the terms of the offering of warrants and the underlying common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our warrants and our common stock and other information you should consider before deciding to exercise our warrants or purchase our common stock. To the extent there is a conflict between information contained in this prospectus supplement, on the one hand, and information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.
     You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. No placement agent, financial adviser, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
     This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You may obtain copies of the documents referred to herein as described below under “Where You Can Find More Information.”
     In this prospectus supplement and accompanying prospectus, (i) all references to the “Company,” “we,” “us” and “our” refer to Hanmi Financial Corporation and its subsidiaries; and (ii) references to “the Bank” refer to Hanmi Bank.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Examples of forward-looking statements include, but are not limited to, our efforts to comply with regulatory orders and agreements we are subject to and consummation of our transactions with Woori. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements; they give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except as required by law.
     Factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement include:
•	our ability to continue as a going concern;

•	closure of the Bank and appointment of the Federal Deposit Insurance Corporation as receiver;

•	failure to complete the transaction contemplated by the Securities Purchase Agreement with Woori;

•	failure to maintain adequate levels of capital to support our regulatory requirements or operations;

•	a significant number of customers failing to perform under their loans and other terms of credit agreements;

•	the effect of regulatory orders we have entered into and potential future supervisory actions against us or the Bank;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	sources of liquidity available to us and to the Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waivers to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions;

•	regulatory restrictions on the Bank’s ability to pay dividends to us and on our ability to make payments on our obligations;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters and other variables impacting the value of real estate;

•	failure to attract or retain key employees;

•	adequacy of our allowance for loan losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

S-iii

•	volatility and disruption in financial, credit and securities markets, and the price of our common stock;

•	deterioration in financial markets that may result in impairment charges relating to our securities portfolio;

•	competition in our primary market areas;

•	demographic changes in our primary market areas;

•	global hostilities, acts of war or terrorism, including but not limited to, conflict between North and South Korea;

•	significant government regulations, legislation and potential changes thereto; and

•	other risks we describe from time to time in the reports and statements we file with the SEC, including, but not limited to, the risks set forth under the heading “Risk Factors” in such reports and statements as described below.
     In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus supplement, accompanying prospectus and the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.
     Some of these and other factors are discussed in this prospectus supplement under the caption “Risk Factors” and elsewhere in this prospectus supplement and accompanying prospectus and the documents incorporated by reference, including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and our Current Report on the Form 8-K filed with the SEC on June 18, 2010. The development of any or all of these factors could have a material and adverse impact on our financial position and results of operations.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock and warrants, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and our consolidated financial statements and the related notes and other documents incorporated by reference in the accompanying prospectus.
OUR COMPANY
Company Information
     Hanmi Financial Corporation is a Delaware corporation and the holding company for Hanmi Bank, a California state chartered bank. Hanmi Bank is a community bank conducting general business banking, with its primary market encompassing the Korean-American community as well as other communities in the multi-ethnic populations of Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County. Hanmi Bank’s full-service offices are located in business areas where many of the businesses are run by immigrants and other minority groups. Hanmi Bank’s client base reflects the multi-ethnic composition of these communities. At June 30, 2010, Hanmi Bank maintained a branch network of 27 full-service branch offices in California and 1 loan production office in Washington. Our other subsidiaries are Chun-Ha Insurance Services, Inc. and All World Insurance Services, Inc., which were acquired in January 2007. Founded in 1989, Chun-Ha and All World are insurance agencies that offer a complete line of insurance products, including life, commercial, automobile, health, and property and casualty.
     Our principal office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, and our telephone number is (213) 382-2200.
     Our website address is www.hanmi.com. Except for those SEC filings explicitly incorporated by reference in this prospectus supplement and accompanying prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement and accompanying prospectus.
Regulatory Requirements and Agreements
     On October 8, 2008, Hanmi Bank entered into an informal supervisory agreement (a memorandum of understanding) with the Federal Reserve Bank of San Francisco (the “Federal Reserve Bank”) and the California Department of Financial Institutions to address certain issues raised in Hanmi Bank’s then most recent regulatory examination. Under the terms of the memorandum of understanding, Hanmi Bank is required to address: (i) Board and senior management maintenance and succession planning; (ii) Board oversight and education; (iii) Board assessment and enhancement; (iv) loan policies and procedures; (v) allowance for loan losses policies and procedures; (vi) liquidity and funds management policies; (vii) strategic planning; and (viii) capital maintenance. In addition, the memorandum of understanding includes a requirement that Hanmi Bank maintain a minimum Tier 1 leverage ratio and tangible stockholders’ equity to total tangible assets ratio of not less than 8.0 percent.
     Hanmi Bank undertook to comply with the memorandum of understanding. After further negative financial results and additional regulatory examinations by the Federal Reserve Bank and the California Department of Financial Institutions, on November 2, 2009, the members of the Board of Directors of Hanmi Bank consented to the issuance of a Final Order from the California Department of Financial Institutions (the “Final Order”). On the same date, we and Hanmi Bank entered into a Written Agreement (the “Written Agreement”) with the Federal Reserve Bank. The Final Order and the Written Agreement contain substantially similar provisions.
     The Final Order and the Written Agreement require the Board of Directors of Hanmi Bank to prepare and submit written plans to the California Department of Financial Institutions and the Federal Reserve Bank that address the following items: (i) strengthening Board oversight of the management and operation of Hanmi Bank; (ii)

strengthening credit risk management practices; (iii) improving credit administration policies and procedures; (iv) improving Hanmi Bank’s position with respect to problem assets; (v) maintaining adequate reserves for loan and lease losses; (vi) improving the capital position of Hanmi Bank and, with respect to the Written Agreement, of the Company; (vii) improving Hanmi Bank’s earnings through a strategic plan and a budget for 2010; (viii) improving Hanmi Bank’s liquidity position and funds management practices; and (ix) contingency funding. In addition, the Final Order and the Written Agreement place restrictions on Hanmi Bank’s lending to borrowers who have adversely classified loans with Hanmi Bank and requires Hanmi Bank to charge off or collect certain problem loans. The Final Order and the Written Agreement also require Hanmi Bank to review and revise its allowance for loan and lease losses consistent with relevant supervisory guidance. Hanmi Bank is also prohibited from paying dividends, incurring, increasing or guaranteeing any debt, or making certain changes to its business without prior approval from the California Department of Financial Institutions, and we and Hanmi Bank must obtain approval from the Federal Reserve Bank prior to declaring and paying dividends. The Final Order and Written Agreement also require that we and Hanmi Bank notify and obtain the non-disapproval from the California Department of Financial Institutions and Federal Reserve Bank prior to adding any individual as a Board member or senior executive officer.
     We and Hanmi Bank initiated action to comply with the Final Order and Written Agreement and currently believe that we and Hanmi Bank are in substantial compliance with most of the requirements. The failure to timely satisfy each of the provisions of the Final Order and Written Agreement could result in further supervisory enforcement action by the California Department of Financial Institutions and the Federal Reserve Bank. Additionally, we are not currently in compliance with the capital and management requirements to remain a financial holding company. If satisfactory corrective action is not taken, we could be required by the Federal Reserve Bank to either divest ownership of our two insurance agency subsidiaries or sell Hanmi Bank.
     Under the Final Order, Hanmi Bank is required to increase its capital and maintain certain capital ratios prior to certain dates specified in the Final Order. Further, under the Written Agreement and based on the most recent capital ratios of Hanmi Bank, we and the Bank were required to submit an acceptable capital plan to maintain sufficient capital.
     Under the Final Order, by July 31, 2010, Hanmi Bank was required to increase its contributed equity capital by not less than an additional $100,000,000. As a result of the completion of the Offerings in July 2010, by which we raised gross, aggregate proceeds of approximately $120 million, we were able to satisfy this requirement. Hanmi Bank is also required to maintain a ratio of tangible stockholders’ equity to total tangible assets as follows:

Ratio of Tangible Stockholders’
Date	Equity to Total Tangible Assets

By July 31, 2010	Not Less Than 9.0 Percent
From December 31, 2010 and Until the Final Order is Terminated	Not Less Than 9.5 Percent
     Such requirements are in addition to a fully funded allowance for loan and lease losses. As of June 30, 2010, Hanmi Bank had tangible stockholders’ equity to total tangible assets ratio of 5.20 percent. Based on its capital ratios at June 30, 2010, Hanmi Bank is no longer deemed to be “well capitalized” for regulatory purposes as of June 30, 2010 and therefore was “undercapitalized” as defined in the federal prompt corrective action regulations.
     If we are unable to raise a sufficient amount of capital and thereafter maintain the required capital ratios to satisfy the regulators, further regulatory action could be taken against us and Hanmi Bank, including additional orders and further restrictions on our business, the possible assessment of civil money penalties, removal of one or more officers and/or directors, termination of deposit insurance and the liquidation or other closure of Hanmi Bank.

The capital ratios of the Company and Hanmi Bank were as follows as of June 30, 2010:

					To be Categorized as
			Minimum		“Well Capitalized”
			Regulatory		under Prompt Corrective
	Actual		Requirement		Action Provision
June 30, 2010	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
Total Capital (to Risk-Weighted Assets):
Hanmi Financial	$180,545	7.31%	$197,634	8.00%	N/A	N/A
Hanmi Bank	$181,093	7.35%	$197,189	8.00%	$246,486	10.00%
Tier 1 Capital (to Risk-Weighted Assets):
Hanmi Financial	$91,111	3.69%	$98,817	4.00%	N/A	N/A
Hanmi Bank	$148,300	6.02%	$98,594	4.00%	$147,891	6.00%
Tier 1 Capital (to Average Assets):
Hanmi Financial	$91,111	3.06%	$118,922	4.00%	N/A	N/A
Hanmi Bank	$148,300	4.99%	$118,763	4.00%	$148,454	5.00%
Prompt Corrective Action Regulations
     Federal law requires each federal banking agency to take prompt corrective action when a bank falls below one or more prescribed minimum capital ratios. The federal banking agencies have, by regulation, defined the following five capital categories:
•	“Well Capitalized” — Total risk-based capital ratio of 10.0 percent, Tier 1 risk-based capital ratio of 6.0 percent, and leverage capital ratio of 5.0 percent, and not subject to any order or written directive by any regulatory authority to meet and maintain a specific capital level for any capital measure;

•	“Adequately Capitalized” — Total risk-based capital ratio of 8.0 percent, Tier 1 risk-based capital ratio of 4.0 percent, and leverage capital ratio of 4.0 percent (or 3.0 percent if the institution receives the highest rating from its primary regulator);

•	“Undercapitalized” — Total risk-based capital ratio of less than 8.0 percent, Tier 1 risk-based capital ratio of less than 4.0 percent, or leverage capital ratio of less than 4.0 percent (or 3.0 percent if the institution receives the highest rating from its primary regulator);

•	“Significantly Undercapitalized” — Total risk-based capital ratio of less than 6.0 percent, Tier 1 risk-based capital ratio of less than 3.0 percent, or leverage capital ratio of less than 3.0 percent; and

•	“Critically Undercapitalized” — Tangible equity to total tangible assets of less than 2.0 percent.
     As of June 30, 2010, Hanmi Bank’s total risk-based capital ratio was below the minimum regulatory requirement and placed Hanmi Bank within the definition of “undercapitalized” under the regulatory framework for prompt corrective action. If a state member bank, like Hanmi Bank, is classified as undercapitalized, the bank is required pursuant to the Federal Deposit Insurance Corporation Improvement Act and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to submit a capital restoration plan, which must be guaranteed by its parent holding company up to certain limits. Further, an undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the Federal Reserve Bank of a capital restoration plan for the bank.
     If a bank is classified as significantly undercapitalized or an undercapitalized bank fails to submit and implement an acceptable capital restoration plan, the Federal Reserve Bank would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital; improvements in management; limits on interest rates paid; prohibitions on transactions with affiliates; termination of certain risky activities and restrictions on compensation paid to executive officers. These actions may be taken by the Federal Reserve Bank at any time at its discretion with respect to an undercapitalized bank, if it determines any such restrictions are necessary.
     If a bank is classified as critically undercapitalized, in addition to the foregoing restrictions, the Federal Deposit Insurance Corporation Improvement Act and Federal Reserve Board’s implementing regulation, Regulation H, prohibit payment on any subordinated debt and requires the bank to be placed into conservatorship or receivership within 90 days, unless the Federal Reserve Board determines that other action would better achieve the purposes of the Federal Deposit Insurance Corporation Improvement Act regarding prompt corrective action with respect to undercapitalized banks.

THE OFFERING

Warrants we are offering	Warrants to purchase up to 4,000,000 shares of common stock of which 2,000,000 of these warrants are being issued to Cappello in connection with the services it provided to us as placement agent and financial adviser in connection with the Offerings and up to an additional 2,000,000 warrants will be issued to Cappello in connection with the services it provided to us as financial adviser in connection with the Woori private placement, but only in the event we consummate the private placement.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common Stock we are offering	Up to 4,000,000 shares of common stock underlying the warrants.

Common Stock outstanding after this offering	Up to 155,198,390 shares(1)

Use of Proceeds	We did not receive any proceeds in connection with the issuance of the warrants to Cappello. We may receive proceeds in the event some or all of the warrants are exercised for cash. Any proceeds received from the exercise of the warrants will be used for working capital and general corporate purposes. There can be no assurance that any of the holders will exercise their warrants for cash or that any warrants will be exercised at all.

Risk Factors	See the “Risk Factors” section of this prospectus supplement beginning on page S-6 for factors to consider before deciding to acquire our securities.

Listing of Common Stock and Warrants	Our common stock is listed on the NASDAQ Global Select Market under the symbol “HAFC” and we have applied to list the shares to be issued upon exercise of the warrants on the NASDAQ Global Select Market under the same symbol.

We do not intend to apply for listing of the warrants on any national securities exchange.

(1)	The number of shares of common stock outstanding after the offering is based on 151,198,390 shares of common stock outstanding as of October 12, 2010, and includes up to 4,000,000 shares of common stock issuable upon the exercise of the warrants registered hereby, but excludes 1,078,491 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $11.97 per share, under our stock option plans.

RISK FACTORS
     An investment in our warrants and common stock involves a high degree of risk. You should carefully consider the risks described below and in the accompanying prospectus on page 6, together with the other information contained or incorporated by reference into this prospectus supplement, including the information contained in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2010 and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended, before making a decision to exercise the warrants and invest in our common stock. The risks described below and in the documents referred to in the preceding sentence are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to our Business and Ownership of Our Common Stock
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.
     Our independent registered public accounting firm in their audit report for fiscal year 2009 has expressed substantial doubt about our ability to continue as a going concern. Our continued operations may depend on our ability to comply with the terms of the Final Order and Written Agreement and the financing or other capital required to do so may not be available or may not be available on acceptable terms. Our audited financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. If we cannot continue as a going concern, our stockholders will lose some or all of their investment in us.
We, and our independent registered public accounting firm, have identified a material weakness in our internal control over financial reporting.
     Management and our independent registered public accountants have identified a material weakness in our internal control over financial reporting related to the allowance for loan losses. The identified deficiency that was considered a material weakness related to management’s policies and procedures for the monitoring and timely evaluation of and revision to management’s approach for assessing credit risk inherent in the Company’s loan portfolio to reflect changes in the economic environment.
     While we are taking steps to address the identified material weakness and prevent additional material weaknesses from occurring, there is no guarantee that these steps will be sufficient to remediate the identified material weakness or prevent additional material weaknesses from occurring. If we fail to remediate the material weakness, or if additional material weaknesses are discovered in the future, we may fail to meet our future reporting obligations and our financial statements may contain material misstatements. Any such failure could also adversely affect the results of the periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting.

Our operations may require us to raise additional capital in the future, but that capital may not be available or may not be on terms acceptable to us when it is needed.
     We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. As part of the Final Order, the Bank is also required to increase its capital and maintain certain regulatory capital ratios prior to certain dates specified in the Final Order. The Bank is required to maintain a ratio of tangible stockholders’ equity to total tangible assets as follows:

Ratio of Tangible Stockholders’
Date	Equity to Total Tangible Assets
By July 31, 2010	Not Less Than 9.0 Percent
From December 31, 2010 and Until the Final Order is Terminated	Not Less Than 9.5 Percent
     As of June 30, 2010, Hanmi Bank had tangible stockholders’ equity to total tangible assets ratio of 5.20 percent. Pursuant to the Written Agreement, we are also required to increase and maintain sufficient capital at the Company and at Hanmi Bank that is satisfactory to the Federal Reserve Bank. We have also committed to the Federal Reserve Bank to adopt a consolidated capital plan to augment and maintain a sufficient capital position. Our existing capital resources may not satisfy our capital requirements for the foreseeable future and may not be sufficient to offset any problem assets. Even if we are successful in completing the private placement with Woori, by which Woori has agreed to purchase a minimum of $210 million and a maximum of $240 million of our common stock, we may still need to raise additional capital in the future to support our operations. Further, should our asset quality erode and require significant additional provision for credit losses, resulting in consistent net operating losses at Hanmi Bank, our capital levels will decline and we will need to raise capital to satisfy our agreements with the regulators and any future regulatory orders or agreements we may be subject to.
     Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot be certain of our ability to raise additional capital on terms acceptable to us, if at all. Inability to raise additional capital when needed raises substantial doubt about our ability to continue as a going concern. In addition, if we were to raise additional capital through the issuance of additional shares, our stock price could be adversely affected, depending on the terms of any shares we were to issue.
Hanmi Bank is “undercapitalized” under the prompt corrective action regulations and guidelines and as a result is subject to various operating restrictions and other limitations.
     The total risk-based capital ratio of 7.35 percent as of June 30, 2010 set forth in Hanmi Bank’s Call Report filed for the quarter ending June 30, 2010 places Hanmi Bank within the definition of “undercapitalized” for purposes of Section 38 of the Federal Deposit Insurance Act (Prompt Corrective Action), 12 U.S.C. 1831o and Federal Reserve Board Regulations 12 C.F.R. 240 et seq. Pursuant to Section 38 and Federal Reserve Board Regulation H, Hanmi Bank was required to submit a capital restoration plan to the Federal Reserve Bank that must be guaranteed by the Company. Hanmi Bank has taken action to submit the required capital restoration plan but there can be no assurances whether or when the Federal Reserve Bank will determine if the plan submitted by Hanmi Bank is acceptable. Hanmi Bank is also subject to other restrictions pursuant to Section 38 and Federal Reserve Board Regulation H, including restrictions on dividends, asset growth and expansion through acquisitions, branching or new lines of business and is prohibited from paying certain management fees. The Federal Reserve Bank also has the discretion to impose certain other corrective actions pursuant to Section 38 and Regulation H.
Hanmi Bank is prohibited from accepting, renewing or rolling over brokered deposits, which could significantly affect its liquidity.
     As a result of its “undercapitalized” capital ratio category as of June 30, 2010, the Bank is also prohibited by Section 29 of the Federal Deposit Insurance Act from accepting, renewing or rolling over any brokered deposits and we are restricted from offering interest rates on deposits that are higher than the prevailing rates in our market because the Bank is less than adequately capitalized. Our financial flexibility could be severely constrained if we are unable to renew our wholesale funding or if adequate financing is not available in the future at acceptable rates of interest. We may not have sufficient liquidity to continue to fund new loan originations, and we may need to liquidate loans or other assets unexpectedly in order to repay obligations as they mature. Our inability to obtain regulatory consent to accept or renew brokered deposits could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects and our ability to continue as a going concern.
The Bank is subject to additional regulatory oversight as a result of a formal regulatory enforcement action issued by the Federal Reserve Bank and the California Department of Financial Institutions.
     On November 2, 2009, the members of the Board of Directors of the Bank consented to the issuance of the Final Order from the California Department Financial Institutions. On the same date, we and the Bank entered into the Written Agreement with the Federal Reserve Bank. Under the terms of the Final Order and the Written Agreement, Hanmi Bank is required to implement certain corrective and remedial measures under strict time frames and we can offer no assurance that Hanmi Bank will be able to meet the deadlines imposed by the regulatory orders. These regulatory actions will remain in effect until modified, terminated, suspended or set aside by the Federal Reserve Bank or the California Department of Financial Institutions, as applicable. Failure to comply with the terms of these regulatory actions within the applicable time frames provided could result in additional orders or penalties from the Federal Reserve Bank and the California Department of Financial Institutions, which could include further restrictions on our business, assessment of civil money penalties on us and the Bank, as well as our respective directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors, the liquidation or other closure of the Bank. Generally, these enforcement actions will be lifted only after subsequent examinations substantiate complete correction of the underlying issues. Therefore they are not expected to be lifted if and when the Woori transaction is consummated.
We may become subject to additional regulatory restrictions in the event that our regulatory capital levels continue to decline.
     As of June 30, 2010, Hanmi Bank’s total risk-based capital ratio was below the minimum regulatory requirement and placed Hanmi Bank within the definition of “undercapitalized” under the regulatory framework for prompt corrective action. If a state member bank, like Hanmi Bank, is classified as undercapitalized, the bank is required to submit a capital restoration plan to the Federal Reserve Bank. Pursuant to Federal Deposit Insurance Corporation Improvement Act, an undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the Federal Reserve Bank of a capital restoration plan for the bank.
     If a bank is classified as significantly undercapitalized, the Federal Reserve Bank would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital; improvements in management; limits on interest rates paid; prohibitions on transactions with affiliates; termination of certain risky activities and restrictions on compensation paid to executive officers. These actions may also be taken by the Federal Reserve Bank at any time on an undercapitalized bank if it determines those restrictions are necessary. If a bank is classified as critically undercapitalized, in addition to the foregoing restrictions, the Federal Deposit Insurance Corporation Improvement Act prohibits payment on any subordinated debt and requires the bank to be placed into conservatorship or receivership within 90 days, unless the Federal Reserve Bank determines that other action would better achieve the purposes of the Federal Deposit Insurance Corporation Improvement Act regarding prompt corrective action with respect to undercapitalized banks.
     Finally, the capital classification of a bank affects the frequency of examinations of the bank, the deposit insurance premiums paid by such bank, and the ability of the bank to engage in certain activities, all of which could have a material and adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects and our ability to continue as a going concern.

The Bank is currently restricted from paying dividends to us and we are restricted from paying dividends to stockholders and from making any payments on our trust preferred securities.
     The primary source of our income from which we pay our obligations and distribute dividends to our stockholders is from the receipt of dividends from Hanmi Bank. The availability of dividends from Hanmi Bank is limited by various statutes and regulations. Hanmi Bank currently has deficit retained earnings and has suffered net losses in 2009 and 2008, largely caused by provision for credit losses and goodwill impairments. As a result, the California Financial Code does not provide authority for Hanmi Bank to declare a dividend to us, with or without Commissioner approval. In addition, Hanmi Bank is prohibited from paying dividends to us unless it receives prior regulatory approval. Furthermore, we agreed that we will not pay any dividends or make any payments on our outstanding $82.4 million of trust preferred securities or any other capital distributions without the prior written consent of the Federal Reserve Bank. We began to defer interest payments on our trust preferred securities commencing with the interest payment that was due on January 15, 2009. If we defer interest payments for more than 20 consecutive quarters under any of our outstanding trust preferred instruments, then we would be in default under such trust preferred arrangements and the amounts due under the agreements pursuant to which we issued our trust preferred securities would be immediately due and payable.
Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
     Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a material and adverse effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us.
     For example, the Federal Reserve Bank’s lending to Hanmi Bank is limited as provided for in Regulation A (12 C.F.R. 201). Currently, the Federal Reserve Bank will not lend to Hanmi Bank for more than 60 days in any 120 day period and Hanmi Bank must maintain a minimum of $20.7 million to offset the risk from Hanmi Bank’s non-Fedwire activity. In addition, due to continued deterioration in credit and capital, Hanmi Bank’s maximum borrowing capacity from the Federal Home Loan Bank has been reduced from 20% of total assets to 15% of total assets and the maximum term has been reduced from 84 to 12 months.
     Our ability to acquire deposits or borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole as a result of the recent turmoil faced by banking organizations in the domestic and worldwide credit markets.
We may be required to make additional provisions for credit losses and charge off additional loans in the future, which could adversely affect our results of operations and capital levels.
     During the year ended December 31, 2009, we recorded a $196.4 million provision for credit losses and gross charge-offs of $125.4 million in loans, offset by recoveries of $2.8 million. For the year ended December 31, 2009, we recognized net losses of $122.3 million. For the quarter and six months ended June 30, 2010, we recorded a $37.5 and $95.5 million provision for credit losses, respectively, and gross charge-offs of $40.7 and $70.8 million in loans, offset by recoveries of $1.8 and $5.5 million. For the quarter ended June 30, 2010, we recognized net losses of $29.3 million. For the six months ended June 30, 2010, we recognized net losses of $78.7 million. There has been a general slowdown in the economy and in particular, in the housing market in areas of Southern California where a majority of our loan customers are based, along with high unemployment. This slowdown reflects declining prices and excess inventories of homes to be sold, which has contributed to a financial strain on homebuilders and suppliers, as well as an overall decrease in the collateral value of real estate securing loans. As of June 30, 2010, we had $928.8 million in commercial real estate, construction and residential property loans. Continuing deterioration in the real estate market generally and in the residential property and construction segment in particular, along with high levels of unemployment, could result in additional loan charge-offs and provisions for credit losses in the future, which could have an adverse effect on our net income and capital levels.

Our allowance for loan losses may not be adequate to cover actual losses.
     A significant source of risk arises from the possibility that we could sustain losses because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The underwriting and credit monitoring policies and procedures that we have adopted to address this risk may not prevent unexpected losses that could have a material and adverse effect on our business, financial condition, results of operations and cash flows. We maintain an allowance for loan losses to provide for loan defaults and non-performance. The allowance is also increased for new loan growth. While we believe that our allowance for loan losses is adequate to cover inherent losses, we cannot assure you that we will not increase the allowance for loan losses further or that our regulators will not require us to increase this allowance.
Our Southern California business focus and economic conditions in Southern California could materially and adversely affect our operations.
     Hanmi Bank’s operations are located primarily in Los Angeles and Orange Counties. Because of this geographic concentration, our results depend largely upon economic conditions in these areas. The continued deterioration in economic conditions in Hanmi Bank’s market areas, continued high unemployment or a significant natural or man-made disaster in these market areas, could have a material and adverse effect on the quality of Hanmi Bank’s loan portfolio, the demand for its products and services and on its overall financial condition and results of operations.
Our concentration in commercial real estate loans located primarily in Southern California could have material and adverse effects on credit quality.
     As of June 30, 2010, Hanmi Bank’s loan portfolio included commercial real estate and construction loans, primarily in Southern California, totaling $859.4 million, or 34.3 percent of total gross loans. Because of this concentration, a continued deterioration in the Southern California commercial real estate market could exacerbate adverse consequences for Hanmi Bank. Among the factors that could contribute to such a continued decline are general economic conditions in Southern California, interest rates and local market construction and sales activity.
Our concentration in commercial and industrial loans could have material and adverse effects on credit quality.
     As of June 30, 2010, Hanmi Bank’s loan portfolio included commercial and industrial loans, primarily in Southern California, totaling $1.52 billion, or 60.7 percent of total gross loans. Because of this concentration, a continued deterioration of the Southern California economy could affect the ability of borrowers, guarantors and related parties to perform in accordance with the terms of their loans, which could have material and adverse consequences for Hanmi Bank.
Our concentrations of loans in certain industries could have adverse effects on credit quality.
     As of June 30, 2010, Hanmi Bank’s loan portfolio included loans to: 1) lessors of non-residential buildings totaling $390.0 million, or 15.6% of total gross loans; 2) borrowers in the accommodation industry totaling $356.7 million, or 14.2 percent of total gross loans; and 3) gas stations totaling $294.1 million, or 11.7 percent of total gross loans. Most of these loans are in Southern California. Because of these concentrations of loans in specific industries, a continued deterioration of the Southern California economy overall, and specifically within these industries, could affect the ability of borrowers, guarantors and related parties to perform in accordance with the terms of their loans, which could have material and adverse consequences for Hanmi Bank.
The Woori transaction is subject to conditions to closing and may not close at all.
     The transactions contemplated by the Securities Purchase Agreement with Woori is subject to numerous closing conditions, many of which are outside of our control and might not be fulfilled. The transaction with Woori must be approved by certain governmental agencies, including the Federal Reserve Board, the California Department of Financial Institutions and the Korean Financial Services Commission, which could delay or prevent the closing. There can be no assurance that the transaction with Woori will receive the necessary regulatory approvals within a reasonable period of time, if at all. We cannot assure you that the investment by Woori in us will close in the near term or at all. If we fail to consummate the transactions contemplated by the Securities Purchase Agreement and we otherwise fail to raise sufficient capital to satisfy the terms of the Final Order and the Written Agreement, further regulatory action could be taken against us and Hanmi Bank and we may not be able to continue as a going concern. Failure to comply with the terms of the regulatory orders within the applicable time frames provided could result in additional orders or penalties from the Federal Reserve Bank, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions, which could include further restrictions on our business, assessment of civil money penalties on us and Hanmi Bank, as well as our respective directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors and the liquidation or other closure of Hanmi Bank.
     Even if we were to consummate the transactions contemplated by the Securities Purchase Agreement with Woori , we may still need to raise additional capital in the future and there can be no assurance that we would be able to do so in the amounts required and in a timely manner, or at all. Failure to raise sufficient capital could have a material and adverse effect on our business, financial condition and results of operations and subject us to further regulatory restrictions or penalties.
Existing stockholders may experience substantial dilution from the Woori investment.
     The Woori investment will involve the issuance of a substantial number of shares of our common stock. If the Woori investment is completed, current stockholders will have less than a majority interest in us. As a result of the sale of such a large number of shares of our common stock, the market price of our common stock could decline and we could experience dilution to earnings and book value and stockholders may experience dilution in the price of their shares of our common stock.
In the future we may decide or be required to raise additional funds, which would cause then existing stockholders to experience dilution.
     Notwithstanding the completion of the Offerings, and assuming consummation of the Woori investment, we may decide to raise additional funds through public or private debt or equity financings for a number of reasons, including in response to regulatory or other requirements to meet our liquidity and capital needs, to finance our operations and business strategy or for other reasons. If we raise funds by issuing equity securities or instruments that are convertible into equity securities, the percentage ownership of our existing stockholders will further be reduced, the new equity securities may have rights, preferences and privileges superior to those of our common stock, and the market of our common stock could decline.
Even after the Woori investment and the Offerings we may still be subject to continued regulatory scrutiny.
     Notwithstanding the completion of the Offerings, and assuming consummation of the Woori investment, we cannot assure you whether or when the regulatory agreements and orders we have entered into will be lifted or terminated. Even if they are lifted or terminated in whole or in part, we may still be subject to supervisory enforcement actions that restrict our activities.
If the Woori investment is completed, we will have a controlling stockholder who will be able to control certain corporate matters.
     If the transactions with Woori are consummated, Woori will control us as it will own in excess of 50% of our common stock. As a result, and subject to compliance with applicable law and our charter documents (subject to the limitations contained in the Securities Purchase Agreement with Woori), Woori will have voting control of us, and will be able to (i) elect all of the members of our Board of Directors; (ii) adopt amendments to our charter documents; and (iii) subject to the limitations set forth in the Securities Purchase Agreement regarding a cash-out merger, control the vote on any merger, sale of assets or other fundamental corporate transaction of the Company or Hanmi Bank or the issuance of additional equity securities or incurrence of debt, in each case without the approval of our other stockholders. It will also be impossible for a third party, other than Woori, to obtain control of us through purchases of our common stock not beneficially owned or controlled by Woori, which could have a negative impact on our stock price. Furthermore, in pursuing its economic interests, Woori may make decisions with respect to fundamental corporate transactions that may be different than the decisions of other stockholders.
     If the transactions with Woori are consummated, Woori is entitled to appoint four of our seven directors and propose who shall serve as our Chief Executive Officer, which individual will also serve on our Board of Directors. In conjunction therewith, up to five of our directors designated by us will resign to accommodate Woori’s contractual rights. The directors identified by Woori shall serve until our next annual meeting of stockholders and until their successors are elected and qualified. The appointment of the Woori nominees is subject to non-disapproval requirements of the Final Order and the notice requirements of the Written Agreement.
     Woori would also then have the ability to sell large amounts of shares of our common stock by causing us to file a registration statement that would allow it to sell shares more easily. In addition, Woori could sell shares of our common stock without registration under certain circumstances, such as in a private transaction. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If Woori were to sell or transfer shares of our common stock as a block, another person or entity could become our controlling stockholder, subject to any required regulatory approvals.
     Woori is also subject to regulatory oversight, review and supervisory action (which can include fines or penalties) by Korean banking authorities and U.S. regulatory authorities as a result of its 100% indirect controlling interest in Woori America Bank headquartered in New York. Our business operations and expansion plans could be negatively affected by regulatory concerns or supervisory action in the U.S. and in Korea against Woori and its affiliates. The views of Woori regarding possible new businesses, strategies, acquisitions, divestitures or other initiatives, including compliance and risk management processes, may differ from ours. Additionally, Woori America Bank has branches in California and competes with Hanmi Bank for customers. Woori may take actions with respect to Woori America Bank’s business in California or elsewhere that could be disadvantageous to Hanmi Bank and to stockholders of Hanmi Financial other than Woori. If the transactions with Woori are consummated, this may delay or hinder us from pursuing initiatives or cause us to incur additional costs and subject us to additional oversight. Also, to the extent any directors, officers or employees serve us and Woori at the same time that could create or create the appearance of, conflicts of interest.
If the Woori investment is completed, we would qualify as a “controlled company” for NASDAQ corporate governance purposes.
     Our common stock is currently listed on the NASDAQ Global Select Market. NASDAQ generally requires a majority of directors to be independent and requires independent director oversight over the nominating and executive compensation functions. However, under the rules applicable to NASDAQ, if another company owns more than 50% of the voting power of a listed company, that company is considered a “controlled company” and exempt from rules relating to independence of the Board of Directors and the compensation and nominating committees. If the Woori investment is completed, we will be a controlled company because Woori will beneficially own more than 50% of our outstanding voting stock. Accordingly, we would be exempt from certain corporate governance requirements and our stockholders may not have all the protections that these rules are intended to provide.
Difficult economic and market conditions have adversely affected our industry.
     Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Financial institutions have experienced decreased access to deposits and borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and stock price. We do not expect that the difficult conditions in the financial markets are likely to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:
•	We potentially face increased regulation of our industry. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

•	The process we use to estimate losses inherent in our credit exposure requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic conditions might impair the ability of our borrowers to repay their loans. The level of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates, which may, in turn, impact the reliability of the process.

•	We may be required to pay significantly higher Federal Deposit Insurance Corporation premiums because market developments have significantly depleted the deposit insurance fund of the Federal Deposit Insurance Corporation and reduced the ratio of reserves to insured deposits.

•	Our liquidity could be negatively impacted by an inability to access the capital markets, unforeseen or extraordinary demands on cash, or regulatory restrictions, which could, among other things, materially and adversely affect our business, results of operations and financial condition and our ability to continue as a going concern.
If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations and prospects as a going concern.
     Recent legislative and regulatory initiatives to address difficult market and economic conditions may not stabilize the U.S. banking system. There can be no assurance as to the actual impact regulatory initiatives will have on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced. The failure of regulatory initiatives to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to capital and credit or the value of our securities.
U.S. and international financial markets and economic conditions could adversely affect our liquidity, results of operations and financial condition.
     Global capital markets and economic conditions continue to be adversely affected and the resulting disruption has been particularly acute in the financial sector. Our capital ratios have been adversely affected and the cost and availability of funds may be adversely affected by illiquid credit markets and the demand for our products and services may decline as our borrowers and customers realize the impact of an economic slowdown and recession. In addition, the severity and duration of these adverse conditions is unknown and may exacerbate our exposure to credit risk and adversely affect the ability of borrowers to perform under the terms of their lending arrangements with us. Accordingly, continued turbulence in the U.S. and international markets and economy may adversely affect our liquidity, financial condition, results of operations and profitability.
Our success depends on our key management.
     Our success depends in large part on our ability to attract key people who are qualified and have knowledge and experience in the banking industry in our markets and to retain those people to successfully implement our business objectives. The unexpected loss of services of one or more of our key personnel or the inability to maintain consistent personnel in management could have a material and adverse impact on our business and results of operations.

Changes in economic conditions could materially hurt our business.
          Our business is directly affected by changes in economic conditions, including finance, legislative and regulatory changes and changes in government monetary and fiscal policies and inflation, all of which are beyond our control. The economic conditions in the markets in which many of our borrowers operate have deteriorated and the levels of loan delinquency and defaults that we experienced were substantially higher than historical levels. If economic conditions continue to deteriorate, it may exacerbate the following consequences:
•	problem assets and foreclosures may increase;

•	demand for our products and services may decline;

•	low cost or non-interest bearing deposits may decrease; and

•	collateral for loans made by us, especially real estate, may decline in value.
If a significant number of borrowers, guarantors or related parties fail to perform as required by the terms of their loans, we could sustain losses.
     A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors or related parties may fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that management believes are appropriate to limit this risk by assessing the likelihood of non-performance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could have a material and adverse effect on our financial condition and results of operations. The Bank substantially increased its provision for credit losses in the first six months of 2010 and in the years ended December 31 2009, 2008 and 2007, as compared to previous years, as a result of increases in historical loss factors, increased charge-offs and migration of more loans into more adverse risk categories.
Our loan portfolio is predominantly secured by real estate and thus we have a higher degree of risk from a downturn in our real estate markets.
     A downturn in the real estate markets could hurt our business because many of our loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature, such as earthquakes and national disasters particular to California. Substantially all of our real estate collateral is located in California. If real estate values continue to decline, the value of real estate collateral securing our loans could be significantly reduced. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be diminished and we would be more likely to suffer material losses on defaulted loans.
We are exposed to risk of environmental liabilities with respect to properties to which we take title.
     In the course of our business, we may foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean-up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our earnings are affected by changing interest rates.
     Changes in interest rates affect the level of loans, deposits and investments, the credit profile of existing loans, the rates received on loans and securities and the rates paid on deposits and borrowings. Significant fluctuations in interest rates may have a material adverse effect on our financial condition and results of operations. The current historically low interest rate environment caused by the response to the financial market crisis and the global economic recession may affect our operating earnings negatively.
The impact of the Basel III on Hanmi Bank and Woori and potential changes or additions to those standards are uncertain.
     The Basel Committee is reconsidering regulatory-capital standards, supervisory and risk-management requirements and additional disclosures to further strengthen the Basel II framework in response to recent worldwide economic developments. The draft Basel III regulations include a narrower definition of “tier 1 capital” and increased tier 1 capital requirements to be phased in over the next several years, the introduction of a leverage ratio, a framework for counter-cyclical capital buffers, measures to limit counterparty credit risk and short and medium term quantitative liquidity ratios. The Basel Committee also is reviewing the need for additional capital, liquidity or other supervisory measures to reduce the externalities created by systemically important institutions.
We are subject to government regulations that could limit or restrict our activities, which in turn could adversely affect our operations.
     The financial services industry is subject to extensive federal and state supervision and regulation. Significant new laws, including the recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in existing laws, or repeals of existing laws may cause our results to differ materially from historical and projected performance. Further, federal monetary policy, particularly as implemented through the Federal Reserve Board, significantly affects credit conditions and a material change in these conditions could have a material adverse affect on our financial condition and results of operations.
Competition may adversely affect our performance.
     The banking and financial services businesses in our market areas are highly competitive. We face competition in attracting deposits, making loans, and attracting and retaining employees. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, new competitors in the market, and the pace of consolidation among financial services providers. Our results in the future may be materially and adversely impacted depending upon the nature and level of competition.
We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.
     The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.
We rely on communications, information, operating and financial control systems technology from third-party service providers, and we may suffer an interruption in those systems.
     We rely heavily on third-party service providers for much of our communications, information, operating and financial control systems technology, including our internet banking services and data processing systems. Any failure or interruption of these services or systems or breaches in security of these systems could result in failures or interruptions in our customer relationship management, general ledger, deposit, servicing and/or loan origination systems. The occurrence of any failures or interruptions may require us to identify alternative sources of such services, and we cannot assure you that we could negotiate terms that are as favorable to us, or could obtain services with similar functionality as found in our existing systems without the need to expend substantial resources, if at all.
Negative publicity could damage our reputation.
     Reputation risk, or the risk to our earnings and capital from negative publicity or public opinion, is inherent in our business. Negative publicity or public opinion could adversely affect our ability to keep and attract customers and expose us to adverse legal and regulatory consequences. Negative public opinion could result from our actual or perceived conduct in any number of activities, including lending practices, corporate governance, regulatory compliance, mergers and acquisitions, and disclosure, sharing or inadequate protection of customer information, and from actions taken by government regulators and community organizations in response to that conduct.
The price of our common stock may be volatile or may decline.
     The trading price of our common stock may fluctuate widely because of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
•	developments relating to the Woori investment;

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted legislative or regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.
     The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity-related securities, and other factors identified above in “Forward Looking Statements.” Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In recent months, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation and potential delisting from the NASDAQ Stock Market, Inc.
Your share ownership may be diluted by the issuance of additional shares of our common stock in the future.
     In addition to the substantial dilution you will experience upon the completion of the Woori transaction, your share ownership may be diluted by the issuance of additional shares of our common stock in the future. First, we have adopted a stock option plan that provides for the granting of stock options to our directors, executive officers and other employees. As of June 30, 2010, 1,117,715 shares of our common stock were issuable under options granted in connection with our stock option plans. In addition, 1,667,418 shares of our common stock are reserved for future issuance to directors, officers and employees under our stock option plan. It is probable that the stock options will be exercised during their respective terms if the fair market value of our common stock exceeds the exercise price of the particular option. If the stock options are exercised, your share ownership will be diluted. In addition, our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock. Our Amended and Restated Certificate of Incorporation does not provide for preemptive rights to the holders of our common stock. Any authorized but unissued shares are available for issuance by our Board of Directors. As a result, if we issue additional shares of common stock to raise additional capital or for other corporate purposes, you may be unable to maintain your pro rata ownership in the Company.
Future sales of common stock by existing stockholders may have an adverse impact on the market price of our common stock.
     Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, including by Woori following completion of the transaction with Woori could cause the market price of our common stock to decline or limit our future ability to raise capital through an offering of equity securities.
Holders of our junior subordinated debentures have rights that are senior to those of our stockholders.
     As of June 30, 2010, we had outstanding $82.4 million of trust preferred securities issued by our subsidiary trusts. Payments of the principal and interest on the trust preferred securities are conditionally guaranteed by us. The junior subordinated debentures underlying the trust preferred securities are senior to our shares of common stock. As a result, we must make payments on the junior subordinated debentures before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the junior subordinated debentures must be satisfied before any distributions can be made on our common stock. We have the right to defer distributions on the junior subordinated debentures (and the related trust preferred securities) for up to five years, during which time no dividends may be paid on our common stock.
Anti-takeover provisions and state and federal law may limit the ability of another party to acquire us, which could cause our stock price to decline.
     Various provisions of our Amended and Restated Certificate of Incorporation and By-laws could delay or prevent a third-party from acquiring us, even if doing so might be beneficial to our stockholders. These provisions provide for, among other things, supermajority voting approval for certain actions, limitation on large stockholders taking certain actions and the authorization to issue “blank check” preferred stock by action of the Board of Directors acting alone, thus without obtaining stockholder approval. The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with federal regulations, require that, depending on the particular circumstances, either Federal Reserve Bank approval must be obtained or notice must be furnished to the Federal Reserve Bank and not disapproved prior to any person or entity acquiring “control” of a state member bank, such as the Bank. These provisions may prevent a merger or acquisition that would be attractive to stockholders and could limit the price investors would be willing to pay in the future for our common stock.

     Subject to the limitations set forth in the securities purchase agreement with Woori regarding a cash-out merger, following the completion of the transaction with Woori, Woori would control the vote on any merger, sale of assets or other fundamental corporate transaction of the Company or Hanmi Bank or the issuance of additional equity securities or incurrence of debt, in each case without the approval of our other stockholders. It will also be impossible for a third party, other than Woori, to obtain control of us through purchases of our common stock not beneficially owned or controlled by Woori, which could have a negative impact on our stock price. If Woori were to sell or transfer shares of our common stock as a block, another person or entity could become our controlling stockholder, subject to any required regulatory approvals.
Our ability to use some or all of our net operating loss carryforwards may be impaired.
     There is a significant likelihood that the Offerings and/or the Woori investment will cause a reduction in the value of our net operating loss carryforwards (“NOLs”) realizable for income tax purposes. Section 382 of the Internal Revenue Code imposes restrictions on the use of a corporation’s NOLs, as well as certain recognized built-in losses and other carryforwards, after an “ownership change” occurs. A Section 382 “ownership change” occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of pre-change NOLs and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” and the applicable federal long-term tax-exempt interest rate for the month of the “ownership change.
Implementation of the various provisions of the Dodd-Frank Act may increase our operating costs or otherwise have a material affect on our business, financial condition or results of operations.
     On July 21, 2010 President Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act financial reform legislation. This landmark legislation includes, among other things, (i) the creation of a Financial Services Oversight Counsel to identify emerging systemic risks and improve interagency cooperation; (ii) the elimination of the Office of Thrift Supervision and the transfer of oversight of federally chartered thrift institutions and their holding companies to the Office of the Comptroller of the Currency and the Federal Reserve; (iii) the creation of a Consumer Financial Protection Agency authorized to promulgate and enforce consumer protection regulations relating to financial products that would affect banks and non-bank finance companies; (iv) the establishment of new capital and prudential standards for banks and bank holding companies, including the elimination of the ability to treat trust preferred securities as Tier 1 capital; (v) the termination of investments by the Treasury under the Troubled Assets Relief Program (“TARP”); (vi) enhanced regulation of financial markets, including the derivatives, securitization and mortgage origination markets; (vii) the elimination of certain proprietary trading and private equity investment activities by banks; (viii) the elimination of barriers to de novo interstate branching by banks; (ix) a permanent increase of the previously implemented temporary increase of FDIC deposit insurance to $250,000; (x) the authorization of interest-bearing transaction accounts and (xi) changes in the calculation of FDIC deposit insurance assessments will be calculated and an increase in the minimum designated reserve ratio for the Deposit Insurance Fund.
     Certain provisions of the legislation are not immediately effective or are subject to required studies and implementing regulations. Further, community banks with less than $10 billion in assets (less than $15 billion with respect to trust preferred securities) are exempt from certain provisions of the legislation. We cannot predict the how this significant new legislation may be interpreted and enforced nor how implementing regulations and supervisory policies may affect us. There can be no assurance that these or future reforms will not significantly increase our compliance or operating costs or otherwise have a significant impact on our business, financial condition and results of operations.

Risks Related to the Warrants
There is no public market for the warrants to purchase common stock in this offering.
     There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or for quotation. Without an active market, the liquidity of the warrants will be limited.
The warrants have limited transferability.
     To satisfy the requirements of certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and to conform with applicable state securities laws, there are significant limitations on the transferability of the warrants and Cappello must acquire the warrants for investment purposes only and not with a view towards distribution. Consequently, transfer and disposition of the warrants is limited. The certificates which evidence the warrants will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the holder thereof. Accordingly, in no event may such warrants be sold, pledged, hypothecated, assigned or otherwise transferred unless in compliance with the terms and conditions of the warrants themselves.
The holders of the warrants will have no rights as common stockholders until they acquire our common stock.
     Until the holders of the warrants acquire shares of our common stock upon exercise of the warrants, they will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon exercise of the warrant, the holders will be entitled to exercise the rights of a common shareholder with regard to the shares received on such exercise only as to matters for which the record date occurs after the relevant exercise date.

USE OF PROCEEDS
     We did not receive any proceeds in connection with the issuance of the warrants to Cappello. We may receive proceeds in the event some or all of the warrants are exercised for cash. Any proceeds received from the exercise of the warrants will be used for working capital and general corporate purposes. There can be no assurance that any of the holders will exercise their warrants for cash or at all.
DETERMINATION OF OFFERING PRICE
     We established the exercise price of the warrants following negotiations with Cappello and with reference to the price to be paid by Woori for the purchase of our common stock pursuant to the Securities Purchase Agreement.
DIVIDEND POLICY
     Our ability to pay dividends is subject to restrictions set forth in the Delaware General Corporation Law. The Delaware General Corporation Law provides that a Delaware corporation may pay dividends either (i) out of the Company’s surplus (as defined by Delaware law), or (ii) if there is no surplus, out of the Company’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, since we have deferred interest on the subordinated debentures issued in connection with our trust preferred securities, we are prohibited from paying any dividends on our common stock until we are current on our interest payments.
     We have agreed with the Federal Reserve Bank that we will not pay any cash dividends to our stockholders without its prior consent. Hanmi Bank is also required to seek prior approval from the regulators to pay cash dividends to us. Our ability to pay dividends to our stockholders is also directly dependent on the ability of Hanmi Bank to pay dividends to us. Section 642 of the California Financial Code provides that neither a California state-chartered bank nor a majority-owned subsidiary of a bank can pay dividends to its stockholders in an amount which exceeds the lesser of (a) the retained earnings of the bank or (b) the net income of the bank for its last three fiscal years, in each case less the amount of any previous distributions made during such period.
     As a result of net losses incurred by Hanmi Bank in recent years, Hanmi Bank is currently not able to pay dividends to us under Section 642. California Financial Code Section 643 provides, however, that, notwithstanding the foregoing restriction, dividends in an amount not exceeding the greatest of (a) the retained earnings of the bank; (b) the net income of the bank for its last fiscal year or (c) the net income of the bank for its current fiscal year, may be declared with the prior approval of the California Commissioner of Financial Institutions. Hanmi Bank had an accumulated deficit of $216.7 million as of June 30, 2010.
     Due to net losses in 2009 and 2008, Federal Reserve Bank approval is required for payment of dividends by Hanmi Bank to us. Federal Reserve Board, Regulation H, Section 208.5, provides that Hanmi Bank must obtain Federal Reserve Bank approval to declare and pay a dividend if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of Hanmi Bank’s net income during the current calendar year and the retained net income of the prior two calendar years. On August 29, 2008, we announced the suspension of our quarterly cash dividend. As a result of the Final Order and the Written Agreement, we are required to obtain regulatory approval prior to our declaration or Hanmi Bank’s declaration of any dividends to our respective stockholders.

DESCRIPTION OF SECURITIES
General
     Our authorized capital stock consists of 510,000,000 shares, of which 500,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share. Our outstanding shares of common stock are, and the warrants and shares of common stock underlying the warrants to be issued in this offering will be, validly issued, fully paid and non-assessable.
     As of October 12, 2010, there were 151,198,390 shares of our common stock outstanding, held by approximately 669 stockholders of record, and no shares of our preferred stock were outstanding. As of October 12, 2010, 1,078,491 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plans and up to 4,000,000 shares of our common stock will be reserved for issuance upon the exercise of warrants to be issued in this offering.
Common Stock
     Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding (including holders of our junior subordinated debentures).
     Our Board of Directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.
     Dividends and Other Distributions. Subject to certain regulatory restrictions, we may pay dividends out of our statutory surplus or from certain net profits if, as and when declared by our Board of Directors. The holders of our common stock are entitled to receive and share equally in dividends declared by our Board of Directors out of funds legally available for such dividends. If we issue preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.
     We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Hanmi Bank. Various banking laws applicable to Hanmi Bank limit the payment of dividends, management fees and other distributions by Hanmi Bank to us, and may therefore limit our ability to pay dividends on our common stock. On August 29, 2008, our Board of Directors announced its decision to suspend the quarterly cash dividend previously paid on shares of our common stock. The most recent quarterly dividend of $0.03 per share was paid on July 21, 2008. In addition, on November 2, 2009, the Board of Directors of Hanmi Bank consented to the issuance of a Final Order from the California Department of Financial Institutions that currently restricts the Bank from paying dividends without the prior approval of the department. In addition, on November 2, 2009, Hanmi Financial and Hanmi Bank entered into a Written Agreement that restricts each of Hanmi Financial and Hanmi Bank from paying dividends without the prior approval of the Federal Reserve Bank of San Francisco. Accordingly, our ability to pay dividends will be restricted until these regulatory orders are lifted.
     Under the terms of our trust preferred financings on January 8, 2004, March 15, 2004, and April 28, 2004, respectively, we cannot declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under such debt instrument has occurred and is continuing, or (2) if we give notice of our election to begin an extension period whereby we may defer payment of interest on the trust preferred securities for a period of up to twenty consecutive quarterly interest payment periods. In October 2008, our Board of Directors elected to defer quarterly interest payments on its trust preferred securities until further notice. In addition, we are currently restricted from making payments of principal or interest on our trust preferred securities under the terms of our Written Agreement without the prior approval of the Federal Reserve Bank of San Francisco.

     Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our Board of Directors may deem relevant.
     Voting Rights. The holders of our common stock currently possess exclusive voting rights on matters that come before our stockholders. Our common stockholders elect our Board of Directors and act on such other matters as are required to be presented to our stockholders under Delaware law, our amended and restated certificate of incorporation or as may be otherwise presented to our stockholders by our Board of Directors. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders. There is no cumulative voting in the election of directors.
     Anti-Takeover Provisions. Provisions of our amended and restated certificate of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Hanmi Financial Corporation without negotiation with our Board of Directors. The effect of these provisions is discussed briefly below.
•	Authorized Stock. The shares of our common stock authorized by our amended and restated certificate of incorporation but not issued provide our Board of Directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. Our Board of Directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Hanmi Financial Corporation.

•	Stockholder Action by Unanimous Written Consent. Our amended and restated certificate of incorporation prohibits stockholder action by written consent. The purpose of this provision is to prevent any person or persons holding the percentage of our voting stock otherwise required to take corporate action from taking that action without giving notice to other stockholders and without satisfying the procedures required by our bylaws to hold a stockholder meeting.

•	Amendment of Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation requires the approval of 66 2/3% of our stockholders to amend certain of the provisions of our amended and restated certificate of incorporation. This requirement is intended to prevent a stockholder who controls a majority of our common stock from avoiding the requirements of important provisions of our amended and restated certificate of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our amended and restated certificate of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.
     Business Combination Provisions. Our amended and restated certificate of incorporation elects to be subject to the requirements of Section 203 of the Delaware General Corporation Law.
     Section 203 of the Delaware General Corporation Law generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is defined generally as someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:
•	either the business combination or the transaction that caused the person to become an interested stockholder was approved by the Board of Directors prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the Company not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans; or
•	after the person becomes an interested stockholder, the business combination is approved by the Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.
     In addition to the foregoing, our amended and restated certificate of incorporation contains heightened restrictions on business combinations with an interested stockholder or an affiliate of any interested stockholder, which is defined generally as someone who is the beneficial owner of 10% or more of our capital stock or who is an affiliate of Hanmi Financial Corporation and who, within the past two years, was the beneficial owner of 10% or more of our capital stock, unless:
•	the business combination is approved by the affirmative vote of not less than 66 2/3% of the outstanding shares of voting stock; and

•	the business combination is approved by a majority of the voting power of all outstanding shares of our voting stock, other than shares held by interested stockholders or affiliates of interested stockholders.
     A business combination may also be permitted under our amended and restated certificate of incorporation if a majority of our disinterested directors have approved the business combination and the business combination has been approved by the affirmative vote of our stockholders as required by law. Alternatively, our amended and restated certificate of incorporation permits a business combination if it has been approved by a majority of the voting power of all outstanding shares of our voting common stock and if certain price considerations required by our amended and restated certificate of incorporation have been satisfied.
     The effect of Section 203 of the Delaware General Corporation Law and the business combination provisions of our amended and restated certificate of incorporation could have the effect of preventing the acquisition of control of Hanmi Financial Corporation by an interested stockholder or its affiliate, even though that interested stockholder or its affiliate would otherwise have the ability to engage in the business combination.
     Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.
     Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “HAFC.”
     Transfer Agent. The transfer agent for our common stock is Computershare Limited. The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA 02021.
Warrants
The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary does not purport to be complete and is subject, and qualified in its entirety by reference, to all the provisions of the warrants.
     General. We are offering to Cappello warrants to purchase up to 4,000,000 shares of our common stock. Two million of these warrants are being issued to Cappello in connection with the services it provided to us as placement agent and as our financial adviser in connection with the Offerings. We also may issue up to an additional two million warrants to Cappello in connection with the services it provided to us as financial adviser in connection with the Woori private placement, but only in the event we consummate the private placement. The warrants have an exercise price of $1.20 per share, subject to adjustment as provided in the terms of the warrants.
     Exercisability. The warrants are exercisable, in whole or in part, at any time and from time to time during the period commencing on the date of issuance (which is the date hereof) and ending on the five year anniversary thereof. The warrants are exercisable for cash or on a “cashless exercise” basis, if, at any time of exercise the holder of any warrant elects to receive fewer shares of common stock upon exercise in lieu of paying the cash exercise price. The number of shares to be issued upon exercise would be determined by a formula based on the total number of shares with respect to which the warrants are being exercised, the then current market price per share of our common stock and the applicable exercise price of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the exercise thereof.
     Exercise Price Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event, or, if we are acquired in an all-cash transaction, the holders of the warrants may elect to receive the cash value of the number of shares underlying the warrants issuable upon a cashless exercise immediately prior to the closing of such transaction.
     Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of the warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.
     Transferability. Notwithstanding the registration of the warrants pursuant to this prospectus supplement, by contractual agreement the warrants are not transferable except to (i) any partner, member, stockholder or owner of Cappello or Cappello Capital Group; (ii) an employee of Cappello or Cappello Capital Group or (iii) a pension or profit-sharing fund established and maintained for employees of Cappello or Cappello Group. Subject to the foregoing restrictions, the warrants may be transferred, in whole or in part, in increments of 5,000 shares of common stock underlying the warrants. Upon registration of the common stock underlying the warrants pursuant to this prospectus supplement, and subject to applicable law, the common stock underlying the warrants is freely transferable upon exercise of the warrants.
     Ownership Cap and Exercise Restrictions. Under the terms of the warrants at no time may a holder of such warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 9.9% (4.9% if such holder is a bank holding company) of the common stock then outstanding, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants that have not been exercised.
     Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that will be incorporated herein by reference.

PLAN OF DISTRIBUTION
     Pursuant to the Placement Agreement dated June 16, 2010 and our engagement letter dated January 15, 2010, as amended effective May 20, 2010, each with Cappello (together, the “Cappello Agreements”), we engaged Cappello to act as our exclusive placement agent and financial adviser in connection with the Offerings and our financial adviser in connection with the Woori private placement. The Placement Agreement with Cappello has been filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010, which is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
     In accordance with the Cappello Agreements, we have agreed to pay Cappello a fee equal to: (i) a cash fee equal to 2.75% of the gross proceeds of the Offerings; (ii) a cash fee equal to 1.0% of the gross proceeds of the Woori private placement; (iii) warrants equal to 2.0% of the number of shares issued in the Offerings; and (iv) warrants equal to 1.0% of the number of shares to be issued in the Woori private placement. The warrants are deemed earned at the time of issuance. Based on the number of shares issued in the Offerings and assuming Woori purchases $240 million of our common stock in the private placement, we will issue to Cappello warrants to purchase up to 4,000,000 shares of our common stock.
     The estimated offering expenses payable by us in connection with this offering are approximately $35,000, which includes legal and printing costs and various other fees associated with registering and listing the common stock and registering the warrants. We did not receive any proceeds in connection with the issuance of the warrants to Cappello. We may receive proceeds in the event some or all of the warrants are exercised for cash.
     We have agreed to indemnify Cappello and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and to contribute to payments that Cappello may be required to make in respect of such liabilities.
     Notwithstanding the registration of the warrants pursuant to this prospectus supplement, by contractual agreement, the warrants are not transferable except to (i) any partner, member, stockholder or owner of Cappello or Cappello Capital Group; (ii) an employee of Cappello or Cappello Capital Group or (iii) a pension or profit-sharing fund established and maintained for employees of Cappello or Cappello Group. Subject to the foregoing restrictions, the warrants may be transferred, in whole or in part, in increments of 5,000 shares of common stock underlying the warrants. Upon registration of the common stock underlying the warrants pursuant to this prospectus supplement, and subject to applicable law, the common stock underlying the warrants is freely transferable upon exercise of the warrants. There is no current arrangement between Cappello and any person with respect to the transfer of the warrants or the resale of any common stock underlying the warrants.
     The common stock underlying the warrants may be offered and sold from time to time as market conditions permit, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The common stock may be sold by one or more of the following methods, without limitation:
•	a block trade;

•	ordinary brokerage transactions and transactions in which the holder solicits purchasers; and

•	negotiated transactions between the holder and purchasers.
     The warrants may be offered and sold from time to time in negotiated transactions, subject to the limitations on transferability of the warrants described above.
     When making sales of our common stock, the holder thereof may arrange for brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the holder of the common stock in amounts to be negotiated. Each such broker-dealer or agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act. If the common stock is sold through broker-dealers, the holder thereof will be responsible for applicable discounts or commissions. The holder thereof also will pay any other expenses associated with the sale of our common stock it acquires pursuant to the exercise of the warrants.
     Prior to the offering by us to Cappello described herein, Cappello and its affiliates did not beneficially own any shares of our common stock.
     From time to time in the ordinary course of business, Cappello or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with Cappello.
     The transfer agent for our common stock to be issued in this offering is Computershare Limited. The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA 02021. We will act as transfer agent for the warrants being offered hereby.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “HAFC.” The warrants to purchase common stock issued to Cappello in this offering will not be eligible for trading on any market.
LEGAL MATTERS
     The validity of any securities offered by this prospectus supplement will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California.
INFORMATION INCORPORATED BY REFERENCE
     We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement and accompanying prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings covered by this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 16, 2010;

•	our Current Reports on Form 8-K and amendments thereto filed with the SEC on March 22, 2010, May 26, 2010, May 28, 2010, June 16, 2010, June 18, 2010, June 25, 2010, July 7, 2010, July 14, 2010, July 22, 2010, July 27, 2010, August 2, 2010 and October 1, 2010 (other than the portions of those documents not deemed to be filed); and

•	the Form 8-A12G Registration Statement filed with the SEC on April 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.
     To the extent that any information contained in any report in Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus is modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus and accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.
     You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:
David Yang, Investor Relations Officer
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 427-5699
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.hanmi.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement.

PROSPECTUS

HANMI FINANCIAL CORPORATION

Up to $200,000,000
Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
Depositary Shares
Units

We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000.

We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HAFC.”

Investing in our securities involves risks.  Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 6 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is November 30, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $200,000,000.

We may offer the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	rights;

•	warrants;

•	depositary shares; and

•	units.

We may also issue securities upon conversion or exercise of or in exchange for any of the securities listed above.

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

In this prospectus, we refer to common stock, preferred stock, debt securities, rights, warrants, depositary shares and units collectively as “securities.” The terms “we,” “us,” and “our” refer to Hanmi Financial Corporation, and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The terms “our banking subsidiary” or “the Bank” refer to Hanmi Bank, unless otherwise stated or the context otherwise requires.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (as amended on April 9, 2009);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (as amended on August 17, 2009), June 30, 2009 and September 30, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2009, February 18, 2009, April 6, 2009 (as amended on April 24, 2009), May 11, 2009, June 2, 2009, June 5, 2009, June 15, 2009, August 3, 2009, August 6, 2009, September 8, 2009, September 15, 2009, October 2, 2009, October 16, 2009 and November 5, 2009; and

•	The description of our capital stock set forth in our registration statement on Form 8-A, and all amendments thereto, filed with the SEC on April 21, 2000.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

David Yang
Investor Relations Officer
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website: www.hanmi.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copy as set forth above.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:

•	failure to maintain adequate levels of capital and liquidity to support our operations could effect the ability of the Bank to continue as a going concern;

•	a significant number of our customers failing to perform under their loans and other terms of credit agreements;

•	the effect of regulatory orders we have entered into and potential future regulatory enforcement action against us or the Bank;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	sources of liquidity available to us and to the Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waivers to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions or the effects of pandemic flu;

•	regulatory restrictions on the Bank’s ability to pay dividends to us and on our ability to make payments on Hanmi Financial obligations;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters and other variables impacting the value of real estate;

•	failure to retain our key employees;

•	failure to maintain our status as a financial holding company;

•	adequacy of our allowance for loan losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility and disruption in financial, credit and securities markets, and the price of our common stock;

•	deterioration in the financial markets that may result in other-than-temporary impairment charges relating to our securities portfolio;

•	competition in our primary market areas;

•	demographic changes in our primary market areas; and

•	significant government regulations, legislation and potential changes thereto.

The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANMI FINANCIAL CORPORATION

We are a Delaware corporation, incorporated on March 14, 2000 for the purpose of becoming a holding company for Hanmi Bank. We became a registered holding company for Hanmi Bank in June 2000, and thereafter have been subject to the Bank Holding Company Act of 1956, as amended, or the “BHCA.” Also in 2000, we elected to become a “financial holding company” under the BHCA.

We are a diversified financial holding company offering a broad array of financial services through our wholly-owned banking subsidiary, Hanmi Bank, and our wholly-owned insurance agency subsidiaries, Chun-Ha Insurance Services, Inc., or “Chun-Ha,” and All World Insurance Services, Inc., or “All World.” As of September 30, 2009, we had, on an unaudited, consolidated basis, total assets of $3.5 billion, net loans receivable of $2.8 billion, investment securities available for sale of $205.0 million, total deposits of $3.0 billion, and stockholders’ equity of $187.1 million.

Hanmi Bank, our primary subsidiary, is a state chartered bank that was incorporated under the laws of the State of California on August 24, 1981. Hanmi Bank’s deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereunder, and Hanmi Bank is a member of the Federal Reserve System. Hanmi Bank’s main office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010.

Hanmi Bank is a community bank, with its primary market including the Korean-American community as well as other communities in the multi-ethnic populations of Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, California. Hanmi Bank’s full-service offices are strategically located in areas where many of the businesses are owned by immigrants and other minority groups. Hanmi Bank’s client base reflects the multi-ethnic composition of those communities. As of October 31, 2009, Hanmi Bank maintained a network of 27 full-service branch offices in California and two loan production offices in Virginia and Washington.

Hanmi Bank is engaged in substantially all of the business operations customarily conducted by independent financial institutions in California and the United States, including the acceptance of checking, savings and time deposits and the making of commercial and consumer loans, residential mortgage loans, real estate loans, lease financing, and other installment and term loans. Through Chun-Ha and All World, our insurance subsidiaries, we are also able to offer our customers a wide array of insurance services and products, including life, commercial, automobile, health, and property and casualty insurance.

Our principal office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, and our telephone number is (213) 382-2200. Our Internet website address is www.hanmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless we otherwise state in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement to augment our regulatory capital and for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest bearing securities or applied to repay short-term or revolving debt prior to use.

Based upon our historical and anticipated financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2008 and each of the nine-month periods ended September 30, 2009 and September 30, 2008 are as follows:

	Nine Months Ended
	September 30,			Year Ended December 31,
	2009	2008		2008		2007		2006	2005	2004
	(Dollars in thousands)

RATIO OF EARNINGS TO FIXED CHARGES:
Excluding Interest on Deposits	—(1)	—(2	)(3)	—(2	)(5)	—(2	)(7)	8.17	11.38	9.03
Including Interest on Deposits	—(1)	—(2	)(4)	0.02(2	)(6)	0.72(2	)(8)	1.98	2.47	2.77
Deficiency of Earnings Available to Cover Fixed Charges:
Excluding Interest on Deposits	$89,976	$94,885		$103,448		$36,460		$—	$—	$—
Including Interest on Deposits	$89,976	$94,885		$103,448		$36,460		$—	$—	$—

(1)	Earnings were inadequate to cover total fixed charges, excluding or including interest on deposits.

(2)	Earnings were inadequate to cover total fixed charges due primarily to non-cash goodwill impairment charges of $107.4 million for the nine months ended September 30, 2008, $107.4 million for the year ended December 31, 2008 and $102.9 million for the year ended December 31, 2007.

(3)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the nine months ended September 30, 2008 would have been 1.75. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(4)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, including interest on deposits, for the nine months ended September 30, 2008 would have been 1.15. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(5)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the year ended December 31, 2008 would have been 1.19. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(6)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, including interest on deposits, for the year ended December 31, 2008 would have been 1.04. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(7)	Excluding the non-cash goodwill impairment charge of $102.9 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the year ended December 31, 2007 would have been 4.00. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(8)	Excluding the non-cash goodwill impairment charge of $102.9 million, the ratio of earnings to fixed charges, including interest on deposits, for the year ended December 31, 2007 would have been 1.51. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

The ratio of earnings to fixed charges is calculated as follows:

Income (Loss) Before Provision for Income Taxes + Fixed Charges
Fixed Charges

Fixed charges consist of consolidated interest expense, including or excluding the interest expense on deposits as indicated, and one-third of rental expense, net of rental income from subleases, which we estimate is representative of the interest portion of the rental payments. Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features and rights of our capital stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated certificate of incorporation and bylaws.

General

Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of October 31, 2009, there were 51,201,390 shares of our common stock outstanding, held by approximately 345 stockholders of record, and no shares of our preferred stock were outstanding. As of October 31, 2009, 1,205,869 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plan.

Common Stock

Liquidation Rights.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding (including holders of our junior subordinated debentures).

Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.

Dividends and Other Distributions.  Subject to certain regulatory restrictions, we may pay dividends out of our statutory surplus or from certain net profits if, as and when declared by our board of directors. The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available for such dividends. If we issue preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.

We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Hanmi Bank. Various banking laws applicable to Hanmi Bank limit the payment of dividends, management fees and other distributions by Hanmi Bank to us, and may therefore limit our ability to pay dividends on our common stock. On August 29, 2008, our board of directors announced its decision to suspend the quarterly cash dividend previously paid on shares of our common stock. The most recent quarterly dividend of $0.03 per share was paid on July 21, 2008. In addition, on November 2, 2009, the board of directors of Hanmi Bank consented to the issuance of a Final Order from the California Department of Financial Institutions that currently restricts the Bank from paying dividends without the prior approval of the department. In addition, on November 2, 2009, Hanmi Financial and Hanmi Bank entered into a Written Agreement that restricts each of Hanmi Financial and Hanmi Bank from paying dividends without the prior approval of the Federal Reserve Bank of San Francisco. Accordingly, our ability to pay dividends will be restricted until these regulatory orders are lifted.

Under the terms of our trust preferred financings on January 8, 2004, March 15, 2004, and April 28, 2004, respectively, we cannot declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under such debt instrument has occurred and is continuing, or (2) if we give notice of our election to begin an extension period whereby we may defer payment of interest on the trust preferred securities for a period of up to twenty consecutive quarterly interest payment periods. In October 2008, our board of directors elected to defer quarterly interest payments on its trust preferred securities until further notice. In addition, we are currently restricted from making payments of principal or interest on our trust preferred securities under the terms of our Written Agreement without the prior approval of the Federal Reserve Bank of San Francisco.

Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.

Voting Rights.  The holders of our common stock currently possess exclusive voting rights on matters that come before our stockholders. Our common stockholders elect our board of directors and act on such other matters as are required to be presented to our stockholders under Delaware law, our amended and restated certificate of incorporation or as may be otherwise presented to our stockholders by our board of directors. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders. There is no cumulative voting in the election of directors.

Anti-Takeover Provisions.  Provisions of our amended and restated certificate of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Hanmi Financial Corporation without negotiation with our board of directors. The effect of these provisions is discussed briefly below.

•	Authorized Stock. The shares of our common stock authorized by our amended and restated certificate of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Hanmi Financial Corporation.

•	Stockholder Action by Unanimous Written Consent. Our amended and restated certificate of incorporation prohibits stockholder action by written consent. The purpose of this provision is to prevent any person or persons holding the percentage of our voting stock otherwise required to take corporate action from taking that action without giving notice to other stockholders and without satisfying the procedures required by our bylaws to hold a stockholder meeting.

•	Amendment of Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation requires the approval of 66 2/3% of our stockholders to amend certain of the provisions of our amended and restated certificate of incorporation. This requirement is intended to prevent a stockholder who controls a majority of our common stock from avoiding the requirements of important provisions of our amended and restated certificate of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our amended and restated certificate of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.

Business Combination Provisions.  Our amended and restated certificate of incorporation elects to be subject to the requirements of Section 203 of the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is defined generally as someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	either the business combination or the transaction that caused the person to become an interested stockholder was approved by the board of directors prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

In addition to the foregoing, our amended and restated certificate of incorporation contains heightened restrictions on business combinations with an interested stockholder or an affiliate of any interested stockholder, which is defined generally as someone who is the beneficial owner of 10% or more of our capital stock or who is an affiliate of Hanmi Financial Corporation and who, within the past two years, was the beneficial owner of 10% or more of our capital stock, unless:

•	the business combination is approved by the affirmative vote of not less than 66 2/3% of the outstanding shares of voting stock; and

•	the business combination is approved by a majority of the voting power of all outstanding shares of our voting stock, other than shares held by interested stockholders or affiliates of interested stockholders.

A business combination may also be permitted under our amended and restated certificate of incorporation if a majority of our disinterested directors have approved the business combination and the business combination has been approved by the affirmative vote of our stockholders as required by law. Alternatively, our amended and restated certificate of incorporation permits a business combination if it has been approved by a majority of the voting power of all outstanding shares of our voting common stock and if certain price considerations required by our amended and restated certificate of incorporation have been satisfied.

The effect of Section 203 of the Delaware General Corporation Law and the business combination provisions of our amended and restated certificate of incorporation could have the effect of preventing the acquisition of control of Hanmi Financial Corporation by an interested stockholder or its affiliate, even though that interested stockholder or its affiliate would otherwise have the ability to engage in the business combination.

Preemptive Rights.  Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Listing.  Our common stock is listed on the Nasdaq Global Select Market under the symbol “HAFC.”

Transfer Agent.  The transfer agent for our common stock is Computershare Limited. The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, warrants, depositary shares, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering materials field with the SEC. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Common Stock

When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled “Description of Capital Stock — Common Stock.”

Preferred Stock

Our authorized capital stock includes 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock have been issued or are outstanding. Our amended and restated certificate of incorporation authorizes our board of directors to, without stockholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.

If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	conversion or exchange rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of our preferred stock may, subject to the provisions governing such outstanding preferred stock, be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a stockholders’ rights plan or with terms that may discourage a change in control of our company. The ability of our board of directors to designate series and issue shares of preferred stock without further stockholder approval may discourage or make more difficult attempts by others to acquire control of us.

Redemption.  If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Dividends.  Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.

As indicated above, our primary source for the payment of dividends is dividends we receive from our direct, wholly-owned subsidiary, Hanmi Bank. Due to current restrictions on Hanmi Bank’s ability to pay dividends without prior regulatory approval under the Final Order issued by the California Department of Financial Institutions and its Written Agreement with the Federal Reserve Bank of San Francisco, our ability to pay dividends on our preferred stock will be restricted until this Memorandum of Understanding is lifted.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of those series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of those series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights.  The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated certificate of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar.  Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Computershare Limited.

Debt Securities

When we offer to sell debt securities, we will describe the specific terms of the offering and the debt securities in a supplement to this prospectus.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

The debt securities will be our direct obligations. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. This description will contain all or some of the following, as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

•	any restrictions or condition on the transferability of the debt securities;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee, authenticating or paying agent, transfer agent or registrar, and

•	any other material terms of the debt securities and the applicable indenture.

The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Rights

When we offer to sell rights, we will describe the specific terms of the offering and the rights in a supplement to this prospectus. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement accompanying this prospectus relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the time designated in the applicable prospectus supplement on the expiration date for the rights provided in the applicable prospectus supplement. After the time designated in the applicable prospectus supplement on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Before the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants

When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a supplement to this prospectus. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among others:

•	the title and the aggregate number of warrants;

•	the debt securities or stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Depositary Shares

When we offer to sell depositary shares, we will describe the specific terms of the offering and the depositary shares in a supplement to this prospectus. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in debt securities or fractional shares of our common or preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of our common or preferred stock, as the case may be, and would be represented by a depositary receipt.

The debt securities, common stock or preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of a debt security or share of common or preferred stock, as the case may be represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights.

If necessary, the prospectus supplement will provide a description of U.S. Federal or other income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of common or preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts will have the right to exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

When we offer to sell units, we will describe the specific terms of the offering and the units in a supplement to this prospectus. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among others:

•	the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

•	and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to dealers;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Underwriters, dealers and agents may engage in transactions with us, perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance, unless the Company’s issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Hunton & Williams, LLP, counsel to Hanmi Financial Corporation. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hanmi Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.